SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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of the Securities and Exchange Act of 1934
(Amendment No. __)

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LSI Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting
and Proxy Statement

September 26, 2001

Dear Shareholder:

We invite you to attend our annual meeting of shareholders on Thursday, November 15, 2001, at the Company’s headquarters located at 10000 Alliance Road, Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and promptly return your proxy card in the enclosed envelope.

Sincerely yours,

/s/ Robert J. Ready
Robert J. Ready
Chairman of the Board,
Chief Executive Officer, and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
LSI INDUSTRIES INC.

Time:	10:00 a.m., Eastern Standard Time

Date:	Thursday, November 15, 2001

Place:	LSI Industries Corporate Headquarters 10000 Alliance Road Cincinnati, Ohio 45242

Purpose:

•      Elect Directors
•      Ratify the appointment of Arthur Andersen LLP as the Company’s independent public accountants for fiscal year 2002
•      Amend the LSI Industries Inc. 1995 Stock Option Plan
•      Amend the LSI Industries Inc. 1995 Directors' Stock Option Plan
•      Conduct other business if properly raised

Only shareholders of record on September 13, 2001 may vote at the meeting. The approximate mailing date of the Proxy Statement and accompanying Proxy Card is September 27, 2001.

Your vote is important. Please complete, sign, date, and promptly return your proxy card in the enclosed envelope.

/s/ Robert J. Ready
Robert J. Ready
Chairman of the Board,
Chief Executive Officer, and President

September 26, 2001

LSI Industries Inc. Proxy Statement Table of Contents
                                                                      Begins on
                                                                         Page
                                                                      ----------

     Proposal 2.  Ratification of Appointment of Independent
                  Public Accountants.....................................   3

     Proposal 3.  Amendment of the LSI Industries Inc. 1995 Stock
                  Option Plan............................................   4

     Proposal 4.  Amendment of the LSI Industries Inc. 1995 Directors'

LSI INDUSTRIES INC.
10000 Alliance Road
Cincinnati, Ohio 45242

Telephone (513) 793-3200

PROXY STATEMENT

Annual Meeting of Shareholders
November 15, 2001

INTRODUCTION

        The Board of Directors of LSI Industries Inc. is requesting your Proxy for the Annual Meeting of Shareholders on November 15, 2001, and at any adjournment thereof, pursuant to the foregoing Notice. This Proxy Statement and the accompanying proxy were first mailed on September 27, 2001, to shareholders of record on September 13, 2001.

VOTING AT ANNUAL MEETING

General Information

        Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely “FOR” Proposal 1 to elect the three persons nominated as Class A directors by the Board of Directors, “FOR” Proposal 2 (Ratification of Appointment of Independent Public Accountants), “FOR” Proposal 3 to amend the LSI Industries Inc. 1995 Stock Option Plan to increase the number of shares subject to option grant, and “FOR” Proposal 4 to amend the LSI Industries Inc. 1995 Directors’ Stock Option Plan to increase the number of shares subject to option grant and to make an amendment to the Plan.

        As of September 13, 2001, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, LSI Industries had 10,456,108 Common Shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on September 13, 2001, will be entitled to vote at the Annual Meeting. Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

Principal Shareholders

        As of September 5, 2001, the following are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Shares:

                                             Amount and Nature of    Percent
Name of Beneficial Owner                     Beneficial Ownership    Of Class
------------------------------------         --------------------    --------
T. Rowe Price Associates, Inc.                      999,600           9.44%
100 East Pratt Street
Baltimore, MD 21202

Fleet Investment Advisors, Inc.                     696,780           6.58%
75 State Street
Boston, MA 02109

David L. Babson & Co., Inc.                         605,600           5.72%
One Memorial Drive, Suite 1100
Cambridge, MA 02142-1300

Dalton, Greiner, Hartman, Maher & Co.               601,300           5.68%
565 Fifth Avenue
Suite 2101
New York, NY 10017-2413

Robert J. Ready                                     560,638 (a)       5.29%
10000 Alliance Road
Cincinnati, Ohio 45242

Skyline Asset Management, L.P.                      533,400           5.04%
311 South Wacker Drive, Suite 4500
Chicago, IL 60606

(a)  Includes  6,400  exercisable  options,  16,080 shares held in the Company's non-qualified  Deferred Compensation Plan, and 130,488 shares held in trust for Mr.  Ready's  children.  Mr. Ready  disclaims  beneficial  ownership of shares held by or in trust for his children.

Voting by Proxy

        All properly signed proxies will, unless a different choice is indicated, be voted “FOR” the election of the three nominees for Class A directors proposed by the Board of Directors, “FOR” ratification of the appointment of independent public accountants, “FOR” the amendment of the LSI Industries Inc. 1995 Stock Option Plan and “FOR” amendment of the LSI Industries Inc. 1995 Directors’ Stock Option Plan.

        If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Shareholder Proposals

        Shareholders who desire to have proposals included in the Notice for the 2002 Annual Meeting of Shareholders must submit their proposals to the Company at its offices on or before May 30, 2002.

        The form of Proxy for the Annual Meeting of Shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any matters that come before the meeting, or any adjournment thereof, except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2002 Annual Shareholders’ Meeting, it must be received prior to August 12, 2002.

Proposal 1.     Election of Directors

        The Company’s Code of Regulations provides that the Board of Directors be composed of two classes of directors, Class A and Class B, with each class elected for a two-year term. One class is elected annually. The terms of the Class A directors expire at the 2001 Annual Meeting of Shareholders while the terms of the Class B directors expire at the 2002 Annual Meeting of Shareholders.

         The Board is nominating for reelection three present Class A directors, namely, Michael J. Burke, Dennis B. Meyer and Robert J. Ready. Proxies solicited by the Board will be voted for the election of these three nominees.

        All Class A directors elected at the Annual Meeting will be elected to hold office for two years and until their successors are elected and qualified.

        In voting to elect directors, shareholders are entitled to one vote for each share held of record. Shareholders are not entitled to cumulate their votes in the election of directors.

        Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. The three nominees receiving the highest number of votes cast will be elected.

Recommendation of the Board of Directors

The Board of Directors recommends a vote in FAVOR of each of the directors nominated in this Proxy Statement. Nominees receiving the highest number of votes will be elected.

Proposal 2.     Ratification of Appointment of Independent Public Accountants

        The Board of Directors appointed Arthur Andersen LLP as the Company’s independent public accountants for fiscal 2002. Arthur Andersen LLP has been the independent public accounting firm for the Company since March 1996. Although not required by law, the Board is seeking shareholder ratification of its selection. If ratification is not obtained, the Board intends to continue the employment of Arthur Andersen LLP at least through fiscal 2002.

        Representatives of Arthur Andersen LLP are expected to be present at the Shareholders’ Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

        The Company estimates that the aggregate fees billed or to be billed by Arthur Andersen LLP for professional services rendered in connection with (i) the annual audit of the Company’s financial statements for the fiscal year ended June 30, 2001 set forth in the Company’s Annual Report on Form 10-K, and (ii) the quarterly reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during fiscal year 2001 were $137,500.

Financial Information Systems Design and Implementation Fees

        Arthur Andersen LLP billed the Company an aggregate $801,775 in fees for professional fees rendered in connection with the design and implementation of financial information systems.

All Other Fees

        Arthur Andersen LLP billed the Company an aggregate $260,889 in fees for other services rendered to the Company in fiscal year 2001. These fees include $5,500 of audit-related fees for the Company’s Retirement Plan, tax compliance and consulting fees of $116,530, consulting fees of $100,584 related to E-business systems, acquisition review and consulting fees of $33,900, and other fees of $4,375.

        The Audit Committee has advised the Company it has determined that the non-audit services rendered by Arthur Andersen LLP during fiscal year 2001 are compatible with maintaining the independence of Arthur Andersen LLP as auditors.

Recommendation of the Board of Directors

The Board of Directors recommends a vote in FAVOR of Proposal 2. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required for approval of this proposal.

Proposal 3.     Amendment of the LSI Industries Inc. 1995 Stock Option Plan

        The Plan permits the granting of either incentive stock options or nonqualified stock options to all employees of the Company. This stock option plan was approved at the 1995 Annual Shareholders’ Meeting.

        The Board of Directors recommends that the LSI Industries Inc. 1995 Stock Option Plan be amended to increase the Common Shares available for the granting of options from 800,000 shares to 1,300,000 shares, an increase of 500,000 shares.

        Options may be granted for varying periods of from one to ten years. Options do not become exercisable until one year from the date of grant. Thereafter, the right to exercise options vests at a schedule determined at the time of grant, generally at a rate of 25% per year, cumulative to the extent not exercised in prior periods.

        As of September 14, 2001, there are options outstanding for employees to purchase 352,827 shares under this Plan and 100,425 shares are available for the grant of additional options. Under these circumstances, the Board believes it appropriate for the Plan to be increased so as to make additional options available for grants in furtherance of the purposes of the Plan.

        Additionally, as of September 14, 2001 there are options outstanding for non-employee directors to purchase 31,500 shares under the LSI Industries Inc. 1995 Directors’ Stock Option Plan and 15,500 shares are available for the grant of additional options. The Board of Directors is requesting amendment of the Directors’ Stock Option Plan in Proposal 4.

        The exercise price for each option must be at least 95% of the last sale price for the Common Shares on the last trading day preceding the date of grant except that the price must be at least 100% of such sale price for incentive options and, options granted to persons owning more than 10% of the outstanding Common Shares must be at 110% of such sale price. The last sale price of the Company’s common shares on September 10, 2001 was $24.75.

        The Board of Directors recommends that Article 4, paragraph 4.1 of the LSI Industries Inc. 1995 Stock Option Plan be amended as set forth below to increase the number of shares subject to options by 500,000 shares.

ARTICLE 4 -- SHARES SUBJECT TO PLAN

4.1

The Shares that may be made subject to Options granted under the Plan shall not exceed 1,300,000 Shares in the aggregate. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

        The Board of Directors proposes to amend the 1995 LSI Industries Inc. Stock Option Plan as set forth below to provide broader provisions related to the exercise of options by grantees who die, become disabled or retire from the Company through a plan of retirement acceptable to the Company.

ARTICLE 6 -- TERMS OF OPTIONS

6.3

For all Option grants made after November 15, 2001, if the grantee of an Option dies or becomes subject to a permanent and total disability while employed by the Company, or within 90 days after termination of employment for any reason other than cause, or retires after age 55 through a plan of retirement acceptable to the Company, all Options granted to such person shall become fully vested and immediately exercisable as of the date of termination of employment, subject to the original expiration date of the Option.

Recommendation of the Board of Directors

The Board of Directors recommends a vote in FAVOR of Proposal 3. The affirmative vote of a majority of Common Shares voting at the meeting is required for approval of this proposal.

Proposal 4.     Amendment of the LSI Industries Inc. 1995 Directors' Stock Option Plan

        This Stock Option Plan was originally established in 1995 to permit the granting of nonqualified stock options to non-employee Directors of the Company. This stock option plan was approved at the 1995 Annual Shareholders’ Meeting.

        The Board of Directors recommends that paragraph 2 of the LSI Industries Inc. 1995 Directors’ Stock Option Plan be amended to increase the Common Shares available for the granting of options from 75,000 shares to 90,000 shares, an increase of 15,000 shares, and amended to add one feature of the Plan as identified below. Paragraph 2, as amended, will read in its entirety as follows:

2.

Shares subject to the Plan. The shares to be issued upon the exercise of the options granted under the Plan shall be shares of Common Stock, no par value, of the Company. Either treasury or authorized and unissued shares of Common Stock, or both, as the Board of Directors shall from time to time determine, may be so issued. Shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan.

Subject to the provisions of Section 4 hereof, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be 90,000.

        The Directors’ Stock Option Plan provides that options shall be granted as nonqualified stock options. Options shall be granted for a period of ten years. Options are immediately exercisable. The exercise price for each option must be the last closing sale price reported immediately prior to the date of grant. The last sale price of the Company’s common shares on September 10, 2001 was $24.75.

        There are presently options outstanding for employees to purchase 31,500 shares under this Plan and 15,500 shares are available for the grant of additional options. Under these circumstances, the Board believes it appropriate for the Plan to be increased so as to make additional options available for grants in furtherance of the purposes of the Plan.

        Additionally, there are presently options outstanding for employees to purchase 352,827 shares under the LSI Industries Inc. 1995 Stock Option Plan and 100,425 shares are available for the grant of additional options. The Board of Directors is requesting amendment of the 1995 Stock Option Plan in Proposal 3.

        The Board of Directors also recommends that Article 5 of the LSI Industries Inc. 1995 Directors’ Stock Option Plan be amended to provide that a stock option grant of 1,500 shares be made when a director first becomes a member of the Board of Directors at any time other than through election by the Shareholders at the Annual Shareholders’ Meeting. The first two paragraphs of Article 5, as so amended, will read as follows:

5.

Eligible Directors; Grant of Options. An Eligible Director shall be each director of the Company, now serving as a director or elected or appointed hereafter, who is not also an employee of the Company.

Each Eligible Director shall be granted an option to purchase 1,500 shares of Common Stock on the first business day after each Annual Shareholders’ Meeting. Any director who is appointed by the Board of Directors to fill a vacancy on the Board shall be granted an option to purchase 1,500 shares of Common Stock on the first business day after such appointment. Such grants shall continue until the number of shares provided for in this Plan in Section 2 are exhausted.

Recommendation of the Board of Directors

The Board of Directors recommends a vote in FAVOR of Proposal 4. The affirmative vote of a majority of Common Shares voting at the meeting is required for approval of this proposal.

Other Matters

        Approval of any other matters considered at the Annual Meeting, including adjournment, will require the affirmative vote of a majority of Common Shares voting at the meeting.

MANAGEMENT

Directors and Executive Officers

        The directors and executive officers of LSI Industries are:

                                                              Common Shares
                                                           Beneficially Owned
                                                      --------------------------
   Name and Age                 Position                 Amount       Percentage
-----------------------   -------------------------   ------------    ----------
Robert J. Ready(a)        Chairman, President,         560,638 (d)        5.29%
         61               and Chief Executive
                          Officer

James P. Sferra(a)        Executive Vice President-    217,783 (e)        2.06%
         62               Manufacturing;
                          Secretary and Director

Ronald S. Stowell         Vice President, Chief         39,599 (e)           *
         51               Financial Officer
                          and Treasurer

Michael J. Burke(b)(c)    Director and Assistant        34,500 (e)           *
         58               Secretary

Allen L. Davis(b)(c)      Director                      34,312 (e)           *
         59

Wilfred T. O'Gara(b)(c)   Director                       5,500 (e)           *
         44

Dennis B. Meyer(b)(c)     Director                         500               *

All Directors and
Executive Officers
as a Group (Seven
Persons)                                                892,832           8.43%

------------------------------

Information as of September 5, 2001

(a)  Executive Committee Member
(b)  Compensation Committee Member
(c)  Audit Committee Member
(d)  See "Principal Shareholders"
(e)  Includes  options  exercisable  within  60 days for Mr.  Sferra  of  11,400 shares, Mr. Stowell of 10,000 shares, Mr. Burke of 22,500 shares, Mr. Davis of 4,500  shares,  and Mr.  O'Gara 4,500  shares;  and indirect  beneficial ownership for Mr. Sferra of 6,732 shares.

*    Less than 1%

         Robert J. Ready is the founder of the Company and has been its President and a Director since 1976. Mr. Ready was appointed Chairman of the Board of Directors in February 1985. Mr. Ready is also a Director of Meridian Bioscience, Inc.

         James P. Sferra shared in the formation of the Company. Mr. Sferra has served as Corporate Vice President of Manufacturing from November 1989 to November 1992, and as Executive Vice President-Manufacturing since then. Prior to that, he served as Vice President-Manufacturing of LSI Lighting Systems, a division of the Company. Mr. Sferra has served as a Director since 1976, and was appointed Secretary in 1996.

        Ronald S. Stowell has served as Chief Financial Officer since joining the Company in December 1992, and was appointed Treasurer in November 1993 and Vice President in November 1997. From 1985 to November 1992, Mr. Stowell served as Corporate Controller of Essef Corporation (a Nasdaq listed company), Chardon, Ohio, a manufacturer of high performance composite and engineered plastics products.

         Michael J. Burke was elected a Director and Assistant Secretary of the Company in February 1985. Mr. Burke is a Managing Partner of the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., counsel to the Company, and has been associated with that firm since 1968.

         Allen L. Davis was elected a Director of the Company in February 1985. Mr. Davis served as President and Chief Executive Officer, and as Director of Provident Financial Group, Inc. and The Provident Bank, Cincinnati, Ohio from 1986 and 1984, respectively, to May 1998 at which time he retired. In April 2000 Mr. Davis was named Chief Executive Officer of CNG Financial Corp., a consumer finance company.

         Dennis B. Meyer was appointed a Director of the Company in August 2001 to fill a vacancy. Mr. Meyer serves on the Board and Executive Committee of Midmark Corporation. Mr. Meyer was Executive Vice President of Midmark Corporation from 1985 to 2001, and held several other executive and managerial positions during his 36 years with that company.

        Wilfred T. O’Gara was appointed a Director of the Company in January 1999 to fill the vacancy which was created by the death of an LSI Industries director in 1997. Mr. O’Gara is the Chief Executive Officer of O’Gara-Hess & Eisenhardt Armoring Co., a subsidiary of Armor Holdings, Inc. He was named Co-Chief Executive Officer of Kroll-O’Gara and Chief Executive Officer of the Security Products and Services Group in April, 2000 and served as such until May 2001 when O’Gara-Hess & Eisenhardt was sold to Armor Holdings, Inc. Previously he had served as Kroll-O’Gara’s President and Chief Operating Officer since the Kroll Holdings merger and as its CEO from August, 1996 until that merger. In addition, Mr. O’Gara has served in various executive officer and director positions in its subsidiaries and predecessors since 1983.

Board Actions

        The Board of Directors met five times during fiscal 2001.

        The Executive Committee, composed of Messrs. Ready (Chairman), and Sferra, is responsible, during the intervals between meetings of the Board of Directors, for exercising all the powers of the Board of Directors in the management and control and the business of the Company to the extent permitted by law. The Executive Committee did not meet during fiscal 2001.

        The Audit Committee is composed of Messrs. O’Gara (Chairman), Burke, Davis and Meyer (effective August 15, 2001). The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following:

  The financial reports and other financial information provided by the Company to any governmental body or the public,
  The Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and
  The Company's auditing, accounting and financial reporting processes generally.

Additionally, the Audit Committee provides an open avenue of communication among the independent public accountants, financial and senior management, and the Board of Directors. The Audit Committee also recommends the appointment of the Company’s independent public accountants and reviews the relationships between the Company and the independent public accountants. The Audit Committee met two times during fiscal 2001. The Audit Committee Charter is included in this Proxy Statement as Appendix A beginning on page A-1.

        The Compensation Committee, composed of Messrs. Burke (Chairman), Davis, Meyer (effective August 15, 2001) and O’Gara, is responsible for establishing compensation levels for management and for administering the Company’s stock option plans and Deferred Compensation Plan. The Compensation Committee met two times during fiscal 2001.

         The Company does not have a Nominating Committee.

        During fiscal year 2001, directors who are not employees of the Company received $13,000 per year for serving as a Director plus $1,200 for each meeting attended. Committee members received $750 per year for serving as Chairman of a committee plus $600 for each committee meeting attended. Directors who are employees of the Company do not receive any compensation for serving as a Director. During fiscal year 2001 Allen Davis attended 67% of the aggregate of the total number of meetings of the Board of Directors and Committees of which he is a member. All other directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Committees of which they are members. Non-employee directors received an annual grant of an option to purchase 1,500 Common Shares at the market price at the time of grant. The option is exercisable at the time of grant and has a ten year life.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the Company’s Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or upon written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2001 all filing requirements were met.

Executive Compensation

        The following table sets forth information regarding annual, long-term, and other compensation paid by the Company to its Chief Executive Officer and each of the other two executive officers at June 30, 2001 during each of the last three fiscal years for services rendered to the Company and its subsidiaries.

                           Summary Compensation Table

                                 Annual Compensation
                          ------------------------------
                                            Other Annual Securities   All Other
   Name and                                 Compensation Underlying Compensation
Principal Position   Year  Salary   Bonus       (1)      Options(2)      (3)
-------------------- ---- -------- -------- ------------ ---------- ------------
Robert J. Ready      2001 $500,000 $     --  $ 35,100      15,000    $101,723
 Chairman, President 2000  441,480   64,015    39,400          --     108,388
 and Chief Executive 1999  424,500  212,250    27,892          --     112,670
 Officer

James P. Sferra      2001  375,000       --    18,900      15,000      48,033
 Executive Vice      2000  336,128   48,739    18,400          --      64,601
 President-          1999  323,200  161,600    17,200          --      61,955
 Manufacturing;
 Secretary

Ronald S. Stowell    2001  208,000       --    20,400      10,000      29,724
 Vice President,     2000  188,760   27,370    20,900          --      36,889
 Chief Financial     1999  181,500  105,750    19,300          --      48,529
 Officer, and
 Treasurer

---------------------

(1)  Other  Annual  Compensation  consists  of  automobile  allowances  for  all executive  officers as well as  professional  fee allowances for Mr. Ready, and Mr. Sferra.
(2)  Represents  Common Shares  underlying  options  awarded under the Company's stock option plans.
(3)  All Other Compensation  includes Retirement Plan and Deferred  Compensation
     Plan  contributions,   premiums  paid  on  long-term  disability  and  life
     insurance policies, and payment of accrued vacation.

Stock Options

        The following tables contain information concerning (a) the grant of stock options to the Named Executives and (b) the exercise and appreciation of stock options held by the Named Executives.

                            Fiscal 2001 Option Grants

                                                                 Realizable
                                 % of                          Value at Assumed
                                Total                           Annual Rates
                  Number of    Options                         of Share Price
                  Securities  Granted to                       Appreciation for
                  Underlying  Employees   Exercise             Option Term (1)
                    Options   in Fiscal    Price   Expiration ------------------
Name               Granted      2001     ($/Share)    Date       5%       10%
----------------- ---------- ----------- --------- ---------- --------- --------
Robert J. Ready     15,000      6.8%      $15.44     7/3/10   $145,652  $369,111
James P. Sferra     15,000      6.8%      $15.44     7/3/10   $145,652  $369,111
Ronald S. Stowell   10,000      4.5%      $15.44     7/3/10   $ 97,101  $246,074

(1)  Potential  realizable  value is net of option  exercise  price,  but before taxes associated with exercise. These amounts represent compounded rates of appreciation and exercise of the options immediately prior to expiration of their term.  Actual gains, if any, are dependent on the future  performance of the Common Shares,  overall stock market conditions,  and the optionee's continued  employment through the vesting period. The amounts in this table may not necessarily be achieved.

             Fiscal 2001 Option Exercises and Year-End Option Values

                                                                       Value of
                                              Number of               Unexercised
                    Shares               Securities Underlying        In-the-Money
                   Acquired               Unexercised Options       Options at Fiscal
                      on      Value       at Fiscal Year-End          Year-End(1)
Name               Exercise  Realized  Exercisable/Unexercisable Exercisable/Unexercisable
-----------------  --------  --------  ------------------------- -------------------------
Robert J. Ready       --        --           --    / 15,000          $   --  / $119,250
James P. Sferra       --        --          5,000  / 15,000          $41,300 / $119,250
Ronald S. Stowell     --        --          5,000  / 15,000          $41,300 / $120,800

(1)  In-the-Money  Options  are  options  for  which  the  market  value  of the underlying  Common Shares exceeds the exercise price.  Calculation is based upon the market value of the underlying  Common Shares at fiscal  year-end, minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal year 2001.

        The Compensation Committee annually establishes salaries, bonuses and stock option awards for executive officers and key management personnel. The Committee reviews the performance of the Company’s executive officers on an individual basis and also reviews each executive’s performance in connection with the Company’s overall performance. The Committee desires to establish executive compensation that enhances the Company’s overall fundamental objective of providing long-term value for its shareholders and employees. In addition, major emphasis is being placed on retaining current management and incentivizing key managers to align their interests to make them consistent with the Company’s growth. The Committee believes that the interests of management and shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable LSI Industries to attract and retain key executives by rewarding exceptional individual performance, and by tying executive pay to personal goals as well as overall corporate performance.

        The Compensation Committee considered the bench marking and competitive analysis performed by Arthur Andersen LLP during fiscal 2000 to determine the various elements of the compensation of the Company’s senior officers, including the granting of additional stock options.

        The Committee uses base salaries, incentive and deferred compensation arrangements, and stock options designed to tie a portion of the executive’s compensation to the stock market performance of the Company’s Common Shares when establishing executive and managerial compensation programs.

Base Compensation

        The Committee reviewed the base salaries of the Company’s executive officers and each executive’s level of responsibility and potential, as well as salary levels offered by competitors and the overall competition in the existing marketplace. Each executive’s particular division of the Company was reviewed, and its contribution to the overall results of the Company assessed. The Committee used this information to determine the executive’s base compensation level and to set the performance goals for the upcoming year.

        The Committee applied a collective, subjective evaluation of the above factors to determine the annual base compensation level of its executive officers in light of the Company’s performance and, in certain cases, its various divisions. The Committee did not utilize a particular objective formula as a means of establishing annual base compensation levels. Mr. Ready’s salary was established on the same basis.

Incentive Compensation

        Incentive compensation awards for performance during fiscal 2001 were made to those employees based upon the achievement of specific goals set forth in the strategic Plan adopted for the 2001 fiscal year. The Plan states that 20% of certain employees’ bonuses are based upon overall corporate results, with the remaining 80% based upon divisional results. Bonuses for Corporate officers are based entirely on overall corporate results.

Stock Option Grants

        The shareholders of LSI Industries established a Stock Option Plan to provide a method of attracting, retaining and providing appropriate incentives to key employees. The Committee is responsible for the administration of this Plan, both with respect to executive officers and all other employees. To that end, the Committee determines which employees receive options, the time of grant and the number of shares subject to the option. All option prices are set at 100% of market value on the date of grant. The Committee bases its individual option awards upon the past contributions of the particular employee as well as the capability of the employee to positively impact the Company’s future success and profitability. In fiscal 2001, a total of 61 employees, including the three Corporate officers and executive officers shown in the Summary Compensation Table, were granted options to purchase a total of 215,800 common shares of the Company.

Compensation Committee Michael J. Burke, Chairman Allen L. Davis Wilfred T. O'Gara

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Michael J. Burke, who is Chairman of the Compensation Committee, is a co-managing partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to the Company in fiscal year 2001.

        Scott D. Ready, age 39, is Vice President Sales of the Petroleum Lighting Division of LSI Industries and is the son of Robert J. Ready, Chairman, President and Chief Executive Officer of LSI Industries. In fiscal year 2000, Scott D. Ready’s total compensation was $151,569. J. Scott Sferra, age 37, is General Manager Support Operations of the Cincinnati Operations of LSI Industries and is the son of James P. Sferra, Director, Secretary and Executive Vice President Manufacturing of LSI Industries. In fiscal year 2001, J. Scott Sferra’s total compensation was $74,162. Scott Ready received a stock option grant for 5,000 common shares is fiscal year 2001. J. Scott Sferra received a stock option grant for 4,000 common shares in fiscal 2001.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors has furnished the following report on the Committee’s activities for fiscal year 2001.

        The Audit Committee is composed of four non-employee, independent directors as defined by its charter and the rules of the Nasdaq National Market. The Committee operates under a written charter that was first adopted and approved by the Board of Directors on June 13, 2000, a copy which is attached to this Proxy Statement as Appendix A.

        The primary function of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. These oversight responsibilities of the Committee consist of a review of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2001 with management, including a discussion of the quality and acceptability of the accounting principles, clarity of disclosures in the financial statements, and the reasonableness of significant judgements. Management has confirmed to us that such financial statements are their responsibility, and that they have been prepared with integrity and objectivity in conformity with accounting principles generally accepted in the United States.

        The Audit Committee met with Arthur Andersen LLP, the independent auditors who are responsible for expressing an audit opinion on the financial statements, and discussed the matters required to be discussed by Statement of Auditing Standards No. 61 (SAS 61 – Communications with Audit Committee). SAS 61 requires Arthur Andersen LLP to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgements and estimates, (iv) any significant audit adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

        Arthur Andersen LLP also provided a letter containing the disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) with respect to relationships between Arthur Andersen LLP and the Company that in its professional judgement may reasonably be thought to bear on independence. This letter from Arthur Andersen LLP confirms that, in its professional judgement, it is independent of the Company within the meaning of the federal securities laws and the requirements of the Independence Standards Board. The Audit Committee has advised Company management that it has determined that the non-audit services rendered by Arthur Andersen LLP during fiscal year 2001 are compatible with maintaining the independence of such auditors.

        In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission.

Audit Committee Wilfred T. O'Gara, Chairman Michael J. Burke Allen L. Davis Dennis B. Meyer

CORPORATE PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on the Company’s Common Shares during the five fiscal years ended June 30, 2001, with a cumulative total return on the Nasdaq Stock Market Index (U.S. companies) and the Dow Jones Electrical Equipment Index. The comparison assumes $100 was invested June 30, 1996 in the Company’s Common Shares and in each of the indexes presented; it also assumes reinvestment of dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                             LSI            Nasdaq           Dow Jones
                          Industries     Market Index        Electrical
        June 30             Inc.            (U.S.)         Equipment Index
        -------           ----------     ------------      ---------------
          1996              100.0            100.0            100.0
          1997               79.6            121.6            125.0
          1998              119.9            160.1            127.1
          1999              147.0            230.2            173.2
          2000               94.3            340.4            195.3
          2001              147.9            184.5            121.2

OTHER MATTERS

        LSI Industries is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice.

QUESTIONS

        If you have any questions or need more information about the annual shareholders’ meeting, write to or contact:

LSI Industries Inc.
Ronald S. Stowell,
Vice President, Chief Financial
Officer & Treasurer
10000 Alliance Road
Cincinnati, Ohio 45242
(513) 793-3200

        For more information about your stock ownership, call the Provident Bank at (513) 763-8113.

        We also invite you to visit the LSI Industries site on the Internet at www.lsi-industries.com. Internet site materials are for your general information only and are not part of this proxy solicitation.

By order of the Board of Directors /s/ James P. Sferra James P. Sferra Secretary

Dated:     September 26, 2001

APPENDIX A

LSI INDUSTRIES INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.         PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee shall:

Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

Review and appraise the audit efforts of the Company’s independent public accountants and any internal auditing efforts.

Provide an open avenue of communication among the independent public accountants, financial and senior management, any internal auditing efforts, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.       COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-employee directors. All members of the Committee shall have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall have had past employment experience in finance or accounting or a professional certification in accounting or comparable experience or background which results in that individual possessing financial sophistication.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee shall designate a Chair.

III.     MEETINGS

        The Committee shall meet at least four times annually, and more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director or coordinator of any internal auditing efforts, if applicable, or the chief financial officer and the independent public accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed independently. In addition, the Committee or at least its Chair should meet with the independent public accountants and management quarterly to review the Company’s financial statements and disclosures prior to the quarterly reports being filed with the Securities and Exchange Commission. The Committee shall maintain minutes of its meetings and activities.

IV.       RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

  Review and update this Charter annually.

  Review the Company’s annual financial statements, press releases, and any reports or other financial information submitted to the Securities and Exchange Commission or to the public, including any certification, report, opinion, or review rendered by the independent public accountants. This information should be sent to the Committee at least 24 hours before release.

Independent Public Accountants

  Recommend to the Board of Directors the selection of the independent public accountants, consider independence and effectiveness, and approve the fees and other compensation to be paid to the independent public accountants. On an annual basis, the Committee should ensure the receipt from the independent public accountants of their formal written statement delineating all relationships between them and the Company. The Committee shall, as appropriate, also discuss with the independent public accountants any undisclosed relationships or non-accounting services rendered to the Company or any of its affiliates that could impact the objectivity and independence of the independent public accountants, and take, or recommend that the Board take, appropriate action to oversee the independence of the independent public accountants.

  Evaluate the performance of the independent public accountants and approve any proposed discharge and hiring of the independent public accountants when circumstances warrant.

  Periodically consult with the independent public accountants out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements, and the adequacy/capability of financial staff given the business and changes in operations.

  Review with the independent public accountants and the coordinator of any internal audit efforts the coordination of audit work to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Financial Reporting Processes

  Meet with the independent public accountants and the appropriate Company financial staff to approve the plan and the scope of each audit prior to commencement of each audit process.

  In consultation with the independent public accountants and any internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

  Consider the independent public accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

  Advise financial management and the independent public accountants that they are expected to provide a timely analysis of significant current financial reporting issues and practices. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent public accountants, management, or any internal auditing efforts as developed by the Committee.

  Continue the process of reporting to the Audit Committee by each of management and the independent public accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

Process Improvement

  Following completion of the annual audit, review separately with each of management and the independent public accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  Review and appraise any significant disagreement among management and the independent public accountants in connection with the preparation of the financial statements.

  Consider and review with the independent public accountants and the coordinator of any internal audit efforts:
a)	The adequacy of the Company’s internal controls including computerized information system controls and security.
b)	Related findings and recommendations of the independent public accountants and the coordinator of any internal audit efforts together with management’s responses.
  Review with the independent public accountants, the coordinator of any internal auditing efforts and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time after implementation of changes or improvements, as decided by the Committee.

  . Review specifically all repeat audit points and recommendations not implemented from prior audits.

Ethical and Legal Compliance

  Work to establish and keep current a Code of Ethical Conduct and work to ensure that management has established a system to enforce this Code. The Code shall be adopted and implemented by the end of the first quarter of fiscal 2001.

  Once this code has been adopted and implemented, review management’s monitoring of the Company’s compliance with its Code of Ethical Conduct and insure that management has the proper review system in place to insure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

  Review activities, organizational structure, and qualifications of any audit efforts.

  Review with the Company’s counsel, legal compliance matters including, without limitation, corporate securities trading and Foreign Corrupt Practices Act policies.

  Review with the Company’s counsel, any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

  Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Proxy Statement Disclosure

  Disclose that all audit committee members are independent. If the Board of Directors has appointed a non-independent member to the Audit Committee, disclose the nature of the relationship and the reasons for the Board’s determination that inclusion of this member on the Audit Committee is in the best interests of the Company and its shareholders.

  Disclose whether the Audit Committee is governed by a written charter, and if so, include a copy of the charter at least once every three years.

  Provide in the annual Proxy Statement a report of the Audit Committee’s findings that result from its financial reporting oversight responsibilities.

Nasdaq Stock Market Certification

  Review and approve the Company's required Nasdaq Stock Market certification related to:
a)	The Audit Committee has met and will continue to meet the Audit Committee membership requirements
b)	The Audit Committee has adopted a formal written Audit Committee Charter and has reviewed and reassessed the adequacy of the formal written charter on an annual basis.

V.         EFFECTIVE DATE

        The effective date of this Audit Committee Charter is June 13, 2000. This charter may be amended from time to time by the LSI Industries Inc. Board of Directors.

LSI INDUSTRIES INC.

PROXY FOR ANNUAL MEETING

The undersigned hereby appoints Allen L. Davis, Wilfred T. O'Gara and James P. Sferra, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all Common Shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of LSI Industries Inc. to be held on November 15, 2001 at 10:00 a.m., Eastern Standard Time at the Company’s headquarters located at 10000 Alliance Road, Cincinnati, Ohio and any adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.

Authority to elect as Class A Directors the three nominees below.

        FOR ___                  WITHHOLD AUTHORITY ___

Michael J. Burke, Dennis B. Meyer and Robert J. Ready

WRITE THE NAME OF ANY NOMINEE(S) FOR
WHOM AUTHORITY TO VOTE IS WITHHELD

2.	Ratification of the appointment of Arthur Andersen LLP as independent public accountants for fiscal 2002. FOR ___ AGAINST ___ ABSTAIN ___

3.	Amendment of the LSI Industries Inc. 1995 Stock Option Plan. FOR ___ AGAINST ___ ABSTAIN ___
4.	Amendment of the LSI Industries Inc. 1995 Directors' Stock Option Plan. FOR ___ AGAINST ___ ABSTAIN ___

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

, 2001	IMPORTANT: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS